EXHIBIT 32.1

REYNOLDS AMERICAN INC.
______________________________________________________________________

Certification Pursuant to 18 U.S.C. §1350
______________________________________________________________________

     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, the undersigned, Susan M. Ivey, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of Reynolds American Inc. (“RAI”), each hereby certifies, to her knowledge, that:

1)	RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of RAI.

             EXECUTED this 19th day of July 2004.

/s/ Susan M. Ivey

Susan M. Ivey, President and Chief Executive Officer
      of Reynolds American Inc.

/s/ Dianne M. Neal

Dianne M. Neal, Executive Vice President and Chief Financial Officer
      of Reynolds American Inc.